AMERICAN LOCKER GROUP INCORPORATED

                          FOR FURTHER INFORMATION CONTACT:
                              ROY J. GLOSSER
                              PHONE: 716-664-9600
                              FAX:   716-483-2822
                              RELEASE NO. 98-05


For Immediate Release: Monday, August 17, 1998

Jamestown, New York. It is with great sorrow that the Board of Directors of American Locker Group Incorporated announces the death of Harold J. Ruttenberg, Chairman, Chief Executive Officer and Treasurer. Mr. Ruttenberg, 84, passed away on August 15, 1998. Mr. Ruttenberg has been instrumental in the growth of American Locker Group Incorporated since 1973 and his wisdom, insight and experience will be missed. For every current and former employee, and the many people whose lives where touched by Harold, this is a time of great sadness.